As filed with the Securities and Exchange Commission on August 7, 2017

Registration No. 333-219725

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1/A
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

IBIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	26-2797813
(State of Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737
(Address of Principal Executive Offices, including Zip Code)

Robert B. Kay
Chief Executive Officer
600 Madison Avenue, Suite 1601 New York, NY 10022-1737
(302) 355-0650
(Name, Address and Telephone Number of Agent for Service)

with copies to:

Andrew Abramowitz, Esq.
Andrew Abramowitz, PLLC
565 Fifth Avenue
9th Floor
New York, New York 10017
(212) 972-8883 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Per Price Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Common Stock, Par Value $0.001	17,814,790	(2)	$0.31	(3)	$5,522,585	$640.07

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminable number of shares of common stock that may be issuable as a result of stock splits, stock dividends and anti-dilution provisions.

(2)	Represents 3,700,000 shares of Common Stock, par value $0.001 per share, or Common Stock, previously issued to the selling stockholder named herein, and 14,114,790 shares of Common Stock that are issuable pursuant to a common stock purchase agreement with the selling stockholder named herein.

(3)	Estimated pursuant to Rule 457(c) solely for the purposes of calculating amount of the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the common stock as reported on NYSE American on August 1, 2017.

(4)	Filing fee previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-1/A of iBio, Inc. (the “Company”), is being filed solely to file as Exhibits to the Registration Statement certain financial statements in eXtensible Business Reporting Language, as required by Rule 405 of Regulation S-T.

No changes have been made to the Registration Statement other than the filing of Exhibits 101.INS, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE described above.

Item 16.	Exhibits and Financial Statement Schedules

Exhibits filed with this Registration Statement on Form S-1 or incorporated by reference from other filings are as follows:

Exhibit No.	Description
3.1	Certificate of Incorporation of the Company (1)
3.2	First Amended and Restated Bylaws of the Company (2)
3.3	Certificate of Designation, Preferences and Rights of the iBio CMO Preferred Tracking Stock of iBio, Inc.(3)
4.1	Form of Common Stock Certificate (4)
4.2	Registration Rights Agreement, dated July 24, 2017, between the Company and Lincoln Park Capital Fund, LLC (5)
5.1	Opinion of Andrew Abramowitz, PLLC*
10.1	Technology Transfer Agreement, dated as of January 1, 2004, between the Company and Fraunhofer USA Center for Molecular Biotechnology, Inc. as amended (6)
10.2	Ratification dated September 6, 2013 of Terms of Settlement by and between the Company and Fraunhofer USA Center for Molecular Biotechnology, Inc. (7)+
10.3	Share Purchase Agreement, dated January 13, 2016, between iBio, Inc. and Eastern Capital Limited, for the purchase of 3,500,000 shares of common stock (8)
10.4	Share Purchase Agreement, dated January 13, 2016, between iBio, Inc. and Eastern Capital Limited, for the purchase of 6,500,000 shares of common stock (8)
10.5	Amended and Restated Limited Liability Company Operating Agreement of iBio CMO LLC, dated January 13, 2016, between the Company, Bryan Capital Investors LLC and iBio CMO LLC (9)
10.6	License Agreement, dated January 13, 2016, between the Company and iBio CMO LLC (9)
10.7	Sublease Agreement, dated January 13, 2016, between College Station Investors LLC and IBIO CMO LLC(9)
10.8	Exchange Agreement, dated February 23, 2017, between iBio, Inc. and Bryan Capital Investors LLC(10)
10.9	Amendment No. 1, dated February 23, 2017, to the Amended and Restated Limited Liability Company Agreement of iBio CMO LLC, dated January 13, 2016, between iBio, Inc. and Bryan Capital Investors LLC(10)
10.10	Offer Letter, dated December 30, 2016, between iBio, Inc. and James P. Mullaney(11)
10.11	Purchase Agreement, dated July 24, 2017 between the Company and Lincoln Park Capital Fund, LLC(5)
21	Subsidiaries of Registrant(12)
23.1	Consent of Independent Registered Public Accounting Firm *
23.2	Included in Exhibit 5.1.*
101.INS	XBRL Instance**
101.SCH	XBRL Taxonomy Extension Schema**
101.CAL	XBRL Taxonomy Extension Calculation**
101.DEF	XBRL Taxonomy Extension Definition**
101.LAB	XBRL Taxonomy Extension Labeled**
101.PRE	XBRL Taxonomy Extension Presentation**

(1)	Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2014 (Commission File No. 001-35023).

(2)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2009 (Commission File No. 000-53125).

(3)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2017 (Commission File No. 001-35023)

(4)	Incorporated herein by reference to the Company’s Form 10-12G filed with the SEC on July 11, 2008 (Commission File No. 000-53125)

(5)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2017 (Commission File No. 001-35023).

(6)	Incorporated herein by reference to the Company’s Form 10-12G filed with the SEC on June 18, 2008 Commission File No. 000-53125).

(7)		Incorporated herein by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on September 30, 2013 (Commission File No. 001-35023).

(8)		Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 14, 2016 (Commission File No. 000-35023).

(9)		Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 22, 2016 (Commission File No. 001-35023).

(10)		Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2017 (Commission File No. 001-35023).

(11)		Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2017 (Commission File No. 001-35023).

(12)		Incorporated herein by reference to the Company’s Annual Report on Form 10-K filed with the SEC on October 13, 2016 (Commission File No. 001-35023).

	*	Previously filed with the SEC on August 4, 2017, as an exhibit, numbered as indicated above, to the Company’s Registration Statement on Form S-1.
*	*	Filed herewith.

+		Confidential treatment requested as to certain portions, which portions have been separately filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, iBio, Inc. has duly caused this Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 7, 2017.

IBIO, INC.

By:	/s/ Robert B. Kay
Robert B. Kay
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Kay	Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2017
Robert B. Kay

/s/ James P. Mullaney	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2017
James P. Mullaney

*	Director	August 7, 2017
General James T. Hill (Ret.)

*	Director	August 7, 2017
Glenn Chang

*	Director	August 7, 2017
John D. McKey, Jr.

*	Director	August 7, 2017
Philip K. Russell, M.D.

*	Director	August 7, 2017
Seymour Flug

*	Director	August 7, 2017
Arthur Y. Elliott, Ph.D.

*By:	/s/ Robert B. Kay
Robert B. Kay
Attorney-in-Fact